EXHIBIT 99.1

     AMENDMENT NO. 1, dated as of May 23, 2005, to the PURCHASE AGREEMENT (this “Amendment”) dated as of January 21, 2005 (the “Agreement”), by and among Cyprus, LLC, a Delaware limited liability company (“Seller”), and American Real Estate Partners, L.P. (“Purchaser”). Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

     WHEREAS, Seller and Purchaser desire to amend Annex A to the Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendment. Annex A to the Agreement is hereby amended and restated such that, as so amended and restated, Annex A to the Agreement shall be in the form of Annex A attached hereto. Except as expressly agreed herein, all covenants, obligations and agreements of the Seller and Purchaser contained in the Agreement shall remain in full force and effect in accordance with their terms.

     2. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

     3. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Page Follows]

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

Cyprus, LLC
By:	Barberry Corp., its managing member

By:	/s/ Edward E. Mattner
	Name:	Edward E. Mattner
	Title:	Authorized Signatory

American Real Estate Partners, L.P.
By:	American Property Investors, Inc., its general partner

By:	/s/ Keith Meister
	Name:	Keith Meister
	Title:	Chief Executive Officer

AREP Sands Holding LLC
By:	American Real Estate Holdings Limited Partnership, its sole member

By:	American Property Investors, Inc., its general partner

By:	/s/ Keith Meister
	Name:	Keith Meister
	Title:	Chief Executive Officer

BARBERRY CORP.
By:	/s/ Edward E. Mattner
	Name:	Edward E. Mattner
	Title:	Authorized Signatory

HIGH COAST LIMITED PARTNERSHIP
By:	Little Meadow Corp., its general partner

By:	/s/ Edward E. Mattner
	Name:	Edward E. Mattner
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to the Purchase Agreement between Cyprus and AREP with respect to Sands Securities.]

Annex A

Issuer	Amount and Title of Security
GB Holdings, Inc.	4,121,033 shares of common stock, par value $.01 per share (CUSIP 36150A109)
Atlantic Coast Entertainment Holdings, Inc.	4,121,033 Warrants exp. July 22, 2011 (CUSIP 048416119) to purchase 1,133,284 shares of Atlantic Holdings common stock (or, if any such Warrants have been exercised, the shares of Atlantic Holdings common stock acquired upon such exercise)